EXHIBIT 10.1










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                             PROMISSORY NOTE
                             ---------------


                           dated June 30, 2005

                                   from

                        BROOKSTREET CAPITAL CORP.

                                             Maker

                                    to

                       PENDER INTERNATIONAL, INC.

                                             Payee



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                               PROMISSORY NOTE
                               ---------------

STATE OF NEW YORK, COUNTY OF  NEW YORK, ss.

                                                                  June 30, 2005

$250,000.00

          FOR VALUE RECEIVED, BROOKSTREET CAPITAL CORP., a Delaware corporation, having an address at c/o William J. Reilly, Esq., 401 Broadway, Suite 912, New York, NY 10013, ("Maker"), hereby covenants and promises to pay to PENDER INTERNATIONAL, INC., a Delaware corporation, having an address at 123 Commerce Valley Drive East, #300, Thornhill, ON L3T 7W8 Canada, ("Payee"), or order, at Payee's address first above written or at such other address as Payee may designate in writing, Two Hundred Fifty Thousand Dollars ($250,000.00), lawful money of the United States of America, together with interest thereon computed from the date hereof at a rate per annum equal to TWO percentage points above the prime rate charged at 8:00 a.m. New York Time on the date hereof by Citibank, N.A. at its principal office, which principal and interest shall be payable, interest only at the aforesaid rate in quarter annual installments commencing on the 30th day of September, 2005, and continuing on the 30th day of each succeeding December, March, June and September, until June 30, 2010, on which date all outstanding principal and accrued interest shall be due and payable.


Maker covenants and agrees with Payee following:

          1. Maker will pay the indebtedness evidenced by this Note as provided herein.

          2. This Note is secured by a Stock Pledge Agreement and Security Agreement of even date herewith (the "Stock Pledge Agreement and Security Agreement").

          3. Maker shall have the right to prepay the indebtedness evidenced by this Note, in whole or in part, without penalty, upon ten days prior written notice to Payee.

          4. Maker hereby waives presentment for payment, demand, protest, and notice of dishonor.

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          5.  Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently given or made if given by personal service or by Federal Express courier or by certified or registered mail, return receipt requested, addressed, if to Maker, at Maker's address first above written, or if to Payee, at Payee's address first above written. Either party may change its address by like notice to the other party.

          6. This Note may not be changed or terminated orally, but only an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought. This Note shall be construed and enforced in accordance with the laws of New York.

          IN WITNESS WHEREOF Maker has executed this Note on the date first above written.



                                              BROOKSTREET CAPITAL CORP.
     ATTEST:
                                              Per /s/ Karen Lam
                                                  ---------------------------
                                                  KAREN LAM, President

     Per /s/ Karen Lam
         --------------------------
         Secretary

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